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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2001, included in the Proxy Statement of Perficient, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-73466) and Prospectus of Perficient, Inc. for the registration of 000,000 shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas
January 14, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
Austin, Texas January 14, 2002